                                                              EXHIBIT (d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES                                                                   ANNUAL SUB-ADVISORY FEE
------                                                                   -----------------------
ING VP Growth Portfolio                                                           0.270%
ING VP Index Plus LargeCap Portfolio                                              0.158%
ING VP Index Plus MidCap Portfolio                                                0.180%
ING VP Index Plus SmallCap Portfolio                                              0.180%
ING VP International Equity Portfolio                                             0.383%
ING VP Small Company Portfolio                                                    0.338%
ING VP Value Opportunity Portfolio                                                0.270%